EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by CDEX, Inc. (the “Company”) of its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2014 (the “Report”) I, Stephen A. McCommon, Chief Financial Officer of the Company certify pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

This certificate is being made for the exclusive purpose of compliance by the Chief Financial Officer of CDEX, Inc. with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to CDEX, Inc. and will be retained by CDEX, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

  /s/ Stephen A. McCommon
Stephen A. McCommon
Chief Financial Officer

Date: June 12, 2014